UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

16 October 2019

Date of Report (Date of Earliest event reported)

DLT Resolution Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd, Ste 400-32132 Las Vegas NV 89118

(Address of principal executive offices) (Zip Code)

1 (702) 796-6363

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 11, 2019, the Company relieved AJSH & Co of New Delhi, India as its independent registered accounting firm and engaged BF Borgers CPA PC as its new independent registered accounting firm.

Since the appointment of AJSH & Co as our independent registered accounting firm through present, which included the audit of our financial statements for the year ended December 31, 2018, there were (i) no disagreements between the Company and AJSH & Co on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of AJSH & Co, would have caused AJSH & Co to make reference thereto in their report on the financial statements for that year, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided AJSH & Co with a copy of this Form 8-K and requested that they furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not AJSH & Co agrees with the above statements. A copy of such letter, dated October 16, 2019, is attached as Exhibit 16.1.

During year ended December 31, 2019, and in the subsequent interim period through to present, the Company has not consulted with BF Borgers CPA PC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that AJSH & Co concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from AJSH & Co LLP.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DLT Resolution Inc.

Date: October 16, 2019	By:	/s/ John S. Wilkes
	Name:	John S. Wilkes
	Title:	President and Chief Executive Officer

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